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                                                                       Exhibit 3
                                                                       ---------

                       Jaeckle Fleischmann & Mugel, LLP
                         A T T O R N E Y S  A T  L A W

  FLEET BANK BUILDING   TWELVE FOUNTAIN PLAZA   BUFFALO, NEW YORK  14202-2292
                    TEL (716) 856-0600  FAX (716) 856-0432



                                 June 19, 1998



EastGroup Properties, Inc.
300 One Jackson Place
188 East Capitol Street
Jackson, Mississippi   39201

Ladies and Gentlemen:

               Re: Registration Statement on Form S-3 under the Securities Act of 1933, No. 333-29193, as amended (the "Registration Statement"); Issuance and Sale of up to 1,725,000 shares of 9.00% Series A Cumulative Redeemable Preferred Stock, par value $0.0001 per share ("Series A Preferred Stock")
                    ------------------------------------------------------------

          As your counsel we have examined the Registration Statement and Prospectus Supplement dated June 12, 1998 and we are familiar with the documents referred to therein and incorporated therein by reference, as well as EastGroup's Articles of Incorporation, as amended, and Bylaws, such records of proceedings of EastGroup as we deemed material, and such other proceedings of EastGroup as we deemed necessary for the purpose of this opinion.

          We have examined the proceedings heretofore taken and we are informed as to the procedures proposed to be followed by EastGroup in connection with the authorization, issuance and sale of the shares of Series A Preferred Stock. In our opinion the shares of Series A Preferred Stock to be issued by EastGroup will be, when issued and paid for pursuant to the Registration Statement and Prospectus Supplement dated June 12, 1998 and the exhibits thereto, duly authorized for issuance by all necessary corporate action and, upon the issuance thereof in accordance with their terms, the shares of Series A Preferred Stock will be legally issued, fully paid and non-assessable.

          We consent to the incorporation by reference of this opinion letter as an exhibit to the Registration Statement.


                                        Very truly yours,

                                        JAECKLE FLEISCHMANN & MUGEL, LLP